STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 08/16/1993
                                                         932595179 - 2136219

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    ROLLER BEARING COMPANY OF AMERICA, INC.

      The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Roller Bearing Company of America, Inc., a Delaware corporation (the "Corporation"), do hereby certify that:

      1. The Corporation was originally incorporated under the name RBC Holdings Corp.;

      2. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was August 27, 1987;

      3. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law; and

      4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

      FIRST: The name of the Corporation is:

      Roller Bearing Company of America, Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of its registered agent at the address is Corporation Service Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The Corporation shall be authorized to issue one class of stock to be designated Common Stock, the total number of shares which the Corporation shall have authority to issue is one thousand (1,000) and each share shall have a par value of one cent ($0.01).

      FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

      SIXTH: Elections of directors need not be written ballot unless the bylaws of the Corporation shall so provide.

      SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

      EIGHTH: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article EIGHTH by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article EIGHTH at the time of such repeal or modification.

      NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is an act and deed of the Corporation and that the facts stated herein are true as of this 15th day of September, 1993.

                                         ROLLER BEARING COMPANY OF
                                         AMERICA, INC.


                                         By: /s/ Kurt B. Larsen
                                             -----------------------------------
                                             Kurt B. Larsen, Vice President and
                                               Assistant Secretary

ATTEST:


/s/ Richard K. Roeder
Richard K. Roeder, Assistant Secretary


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